Exhibit 10.23
RESTRICTED SHARE AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2014 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “Agreement”), dated as of ________________ (the “Date of Grant”), is made by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and ________________ (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company. For purposes of this Agreement, references to the Participant’s “employment by the Company” or other similar terms shall be references to the Participant’s service as a Non-Employee Director.

1.-Grant of Restricted Shares. The Company hereby grants to the Participant _________ shares of Common Stock (such shares, the “Restricted Shares”) under the Plan, which shall be subject to all of the terms and conditions of this Agreement and the Plan.

2.Restrictions.- Until the vesting of Restricted Shares occurs as provided in Section 3 hereof, or as otherwise provided in the Plan, no transfer of the Restricted Shares or any of the Participant’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Effective upon the vesting date of the Restricted Shares pursuant to Section 3 the foregoing restrictions shall lapse with respect to such vested shares, which thereafter shall no longer be deemed to be outstanding Restricted Shares under this Agreement. Unless the Administrator determines otherwise, upon any attempt to transfer Restricted Shares or any rights in respect of Restricted Shares before the lapse of such restrictions, such Restricted Shares, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

3.Vesting.

(a)    General. Subject to the provisions set forth below, the Restricted Shares shall vest on the earlier to occur of October 29, 2020 or the date that the Company’s 2020 Annual Meeting of Stockholders is held (the “vesting date”), subject to the continued service of the Participant as a director of the Company as of such vesting date.

(b)    Following Change in Control. Upon the occurrence of a Change in Control, the Restricted Shares shall vest effective upon the date of such Change in Control.

(c)    Following Certain Terminations of Service as a Director. Except as otherwise provided in this Section 3(c), upon termination of the Participant’s service as a director of the Company for any reason, all unvested Restricted Shares outstanding effective as of the date of such termination shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares. Notwithstanding the foregoing or anything herein to the contrary, in the event that the Participant’s service as a director is terminated by death or Disability, the Restricted Shares shall vest effective upon the date of such termination.

4.No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares shall vest or be issuable under this Agreement, and any such fractional shares shall be rounded down to the next whole share.

5.Rights as a Stockholder. The Participant shall have no voting rights with respect to Restricted Shares outstanding on the applicable record date. Any ordinary or extraordinary cash or stock dividend that may be declared and paid on the Common Stock with a record date on or after the Date of Grant and prior to the vesting date of Restricted Shares shall be deposited in an account and be paid upon, and subject to, the vesting of the underlying Restricted Shares. For the avoidance of doubt, the Participant shall not be entitled to payment of dividends or dividend equivalents with respect to a Restricted Share unless and until the underlying Restricted Share vests in accordance with this Agreement, and all such dividends or dividend equivalents with respect to the underlying Restricted Share shall forfeit upon the forfeiture of the underlying Restricted Share.

6.Adjustments. Pursuant to Section 5 of the Plan, in the event of a change in capitalization as described therein, the Administrator shall make such equitable changes or adjustments, as it deems necessary or appropriate, in its discretion, to the number and kind of securities or other property (including cash) issued or issuable in respect of out-standing Restricted Shares.

7.Legend on Certificates. The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the vesting shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE BROOKDALE SENIOR LIVING INC. 2014 OMNIBUS INCENTIVE PLAN AND A RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BROOKDALE SENIOR LIVING INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

8.Certain Changes. The Administrator may accelerate the vesting dates or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Section 5 of the Plan, no action under this Section shall adversely affect the Participant’s rights hereunder.

9.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, at Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, TN 37027, Facsimile: (615) 564-8204, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notice or other communications related to the Restricted Shares, this Agreement or current or future participation in the Plan by electronic means. The Participant hereby consents to receive such notices and other communications by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website).

10.Securities Laws Requirements. The Company shall not be obligated to transfer any Common Stock to the Participant free of the restrictive legend described in Section 7 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

11.No Obligation to Register. The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.

12.Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any of such Restricted Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13.Taxes. The Participant shall be solely responsible for the payment of any applicable taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties which may be assessed, imposed or incurred with respect to the Restricted Shares. The Participant acknowledges that the tax laws and regulations applicable to the Restricted Shares and the disposition of the Restricted Shares following vesting are complex and subject to change. If Participant desires to make an election pursuant to Section 83(b) of the Code, the Participant shall promptly notify the Company of any such election. The Participant acknowledges that it is the

Participant’s sole responsibility, and not the Company’s responsibility, to file timely any election under Section 83(b) of the Code, even if the Participant requests the Company or its representatives to make this filing on the Participant’s behalf.

14.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

16.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Agreement shall be subject to all terms and conditions of the Plan.

17.Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.

18.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

19.Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Shares, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

20.Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

21.Representations. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

22.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.

23.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. By the Participant’s electronically accepting the award of the Restricted Shares using an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website), the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic acceptance of the award of the Restricted Shares shall have the same validity and effect as a signature affixed to this Agreement by the Participant’s hand.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By: _______________________________
Name:
Title:

PARTICIPANT:

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